Exhibit 99.1

Phathom Reports Fourth Quarter and Full Year 2019 Financial

Results and Provides Clinical Trial Status and Business Updates

•

Successfully Finished 2019 with Initiation of Two Pivotal Phase 3 Trials for Vonoprazan in Erosive Esophagitis (PHALCON-EE) and H. pylori Infection (PHALCON-HP) and Completion of $209M Initial Public Offering

•	Temporarily Pausing New Patient Randomization in PHALCON-EE and PHALCON-HP Trials in View of COVID-19 Pandemic

•	Mark Stenhouse, General Manager – Screening Business, Exact Sciences, Appointed to Board of Directors

Florham Park, N.J., March 19, 2020 – Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a late clinical-stage biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal diseases, today reported financial results for the fourth quarter and full year ended December 31, 2019 and provided an update on the status of its Phase 3 PHALCON-EE and PHALCON-HP clinical trials and other business matters.

“In 2019, the Phathom team significantly advanced the development of vonoprazan and built a strong foundation to scale the organization for the potential commercial launch of vonoprazan,” said Terrie Curran, President and Chief Executive Officer of Phathom. “While we are encouraged by ongoing patient enrollment for both the PHALCON-EE and PHALCON-HP clinical trials, we have made the decision to temporarily pause new patient randomization in recognition of our responsibility to contribute to the efforts to halt the spread of COVID-19. This decision is not based on any study-related events. We are working closely with our clinical trial sites and intend to restart randomization in the trials as soon as possible.”

Fourth Quarter 2019 and Recent Business Highlights:

•

Initiated PHALCON-EE, a pivotal Phase 3 clinical trial evaluating vonoprazan for both the healing and maintenance of healing of erosive esophagitis (EE) as well as the relief of heartburn. Top-line data from PHALCON-EE are expected in 2021.

•

Initiated PHALCON-HP, a pivotal Phase 3 clinical trial evaluating vonoprazan in combination with amoxicillin (vonoprazan dual therapy) and vonoprazan in combination with amoxicillin and clarithromycin (vonoprazan triple therapy) for the treatment of Helicobacter pylori (H. pylori) infection. Top-line data from PHALCON-HP are expected in 2021.

•	Received Fast Track designation from the FDA for vonoprazan for the treatment of H. pylori infection.

•

Completed initial public offering of 10,997,630 shares of common stock, which includes the exercise in full by the underwriters of their option to purchase 1,434,473 additional shares, at a public offering price of $19.00 per share. Including the option exercise, the gross proceeds to Phathom, before deducting underwriting discounts and commissions and offering expenses, were $209 million.

•

In March 2020, we completed the drawdown of the second $25 million tranche under our existing loan and security agreement with Silicon Valley Bank and WestRiver Innovation Lending Fund VIII, L.P and extended the potential interest-only period by up to six months.

Fourth Quarter and Full-Year 2019 Financial Results:

•	Fourth quarter net loss for 2019 was $98.0 million, compared to $484,000 for fourth quarter 2018.

•

Fourth quarter net loss for 2019 included non-cash charges related to the change in fair value of warrant liabilities of $37.2 million, change in fair value of convertible promissory notes of $44.6 million, and net loss from operations of $15.7 million.

•	Fourth quarter 2019 research and development expenses were $12.7 million compared to $14,000 for fourth quarter 2018.

•	Fourth quarter 2019 general and administrative expenses increased to $3.0 million compared to $437,000 for fourth quarter 2018.

•	Full year net loss for 2019 was $255.1 million, compared to $1.3 million in 2018.

•

Full year net loss for 2019 included non-cash charges related to the change in fair value of warrant liabilities of $96.3 million, change in fair value of convertible promissory notes of $49.5 million, the issuance to Takeda of 1,084,000 shares of our common stock at a fair value of $5.9 million and issuance of the warrant to Takeda at an initial fair value of $47.9 million.

•	Full year research and development expenses for 2019 were $20.4 million, and there were minimal research and development expenses in 2018 as we had not yet entered into the Takeda license.

•	Full year general and administrative expenses for 2019 increased to $6.9 million from $1.2 million in 2018.

•	As of December 31, 2019, cash and cash equivalents were $243.8 million.

PHALCON-EE and PHALCON-HP Clinical Trial Status Update:

Due to the COVID-19 global pandemic, the Company is temporarily pausing new patient randomization in its PHALCON-EE and PHALCON-HP clinical trials. The decision to temporarily pause new patient randomization was not based on any study-related COVID-19 infections or other safety events but rather an abundance of caution relating to the global efforts to combat the COVID-19 pandemic. The demands on medical institutions and clinicians during this unprecedented crisis were also an important consideration in this decision. The temporary pause on new patient randomization aligns with the American Society for Gastrointestinal Endoscopy’s guidance on limiting endoscopies, which are required in both clinical trials, due to the COVID-19 pandemic and supports various governments’ restrictions on travel.

The Company has not experienced any interruption in its clinical trial supply at this time and is working closely with clinical trial sites in order to allow existing enrolled patients to continue in the PHALCON-EE and PHALCON-HP trials, while providing for their safety and the safety of physicians and other staff at the clinical trial sites. The Company will continue to monitor the situation and, as of this date, expects to remain on track to provide top-line data for both the PHALCON-EE and PHALCON-HP clinical trials in 2021.

Appointment of Mark Stenhouse to Board of Directors:

The Company announced the appointment of Mark Stenhouse, General Manager – Screening Business, Exact Sciences to our Board of Directors, effective, March 17, 2020.

“We are pleased to welcome Mark Stenhouse to our Board of Directors. Mark’s extensive commercial leadership and broad knowledge of the gastroenterology market will help guide us as we prepare for the potential commercial launch of vonoprazan,” said Tachi Yamada, M.D., Chairman of Phathom Pharmaceuticals. “Phathom will benefit greatly from Mark’s decades of biopharma experience and deep understanding of the U.S. healthcare landscape.”

Mr. Stenhouse has over thirty years of biopharma industry experience and currently serves as General Manager – Screening Business at Exact Sciences where he leads the Cologuard® commercial functions including sales, marketing, market access, commercial operations, and medical affairs. Prior to Exact Sciences, Mr. Stenhouse spent nearly thirty years at Abbott Laboratories/AbbVie, most recently as Vice President, U.S. Immunology. In this role, he led the U.S. sales and marketing teams responsible for HUMIRA®. While at Abbott Laboratories/AbbVie, he held various sales and marketing roles of increasing responsibility, many relating to gastroenterology. Mr. Stenhouse holds a Bachelor of Science in Business Administration from the College of Charleston.

About Vonoprazan

Vonoprazan is an oral small molecule potassium-competitive acid blocker (P-CAB). P-CABs are a novel class of medicines that block acid secretion in the stomach. Vonoprazan has shown the potential to have rapid, potent, and durable anti-secretory effects as a single agent in the treatment of gastroesophageal reflux disease (GERD) and in combination with antibiotics for the treatment of Helicobacter pylori (H. pylori) infection. The U.S. Food and Drug Administration (FDA) has designated vonoprazan as a qualified infectious disease product (QIDP) and awarded Fast Track status for the treatment of H. pylori infection in combination with both amoxicillin and clarithromycin and with amoxicillin alone. Phathom in-licensed the U.S., European, and Canadian rights to vonoprazan from Takeda, which completed 18 Phase 3 trials for vonoprazan and received marketing approval in 13 countries in Asia and Latin America.

About PHALCON-EE

PHALCON-EE is a randomized, double-blind, two-phase, multicenter Phase 3 trial that is planned to enroll approximately 1,000 patients with EE in the U.S. and Europe. The first phase of the trial is evaluating the efficacy and safety of vonoprazan 20 mg administered once-daily (QD) compared to lansoprazole 30 mg QD for the healing of EE for up to eight weeks. The second phase of the trial is evaluating the efficacy and safety of vonoprazan 10 mg QD and 20 mg QD compared to lansoprazole 15 mg QD for the maintenance of healing of EE for 24 weeks. Both phases are also evaluating heartburn symptoms.

About PHALCON-HP

PHALCON-HP is a randomized, multicenter, Phase 3 trial that is planned to enroll approximately 975 patients with H. pylori infection. Participants are being randomized 1:1:1 to one of three arms: vonoprazan 20 mg administered twice a day (BID) and amoxicillin 1g administered three times a day (TID); vonoprazan 20 mg BID, amoxicillin 1 g BID and clarithromycin 500 mg BID; and lansoprazole 30 mg BID, amoxicillin 1 g BID and clarithromycin 500 mg BID. Each treatment regimen is being administered for 14 days. PHALCON-HP is evaluating the percentage of patients with successful eradication of H. pylori infection.

About Phathom

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases and disorders. Phathom has licensed the exclusive rights in the United States, Europe, and Canada to vonoprazan, a novel potassium competitive acid blocker (P-CAB) in late-stage development for the treatment of acid-related disorders. For more information about Phathom, visit the company’s website at www.phathompharma.com.

Forward Looking Statements

Phathom cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the expected timing of completion of enrollment and availability of topline data for the Phase 3 clinical trials of vonoprazan; the potential that patients already enrolled in PHALCON-EE and PHALCON-HP may be able to complete the clinical trial; and the potential to receive regulatory and exclusivity benefits as a result of QIDP and Fast Track designations. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: the length of the pausing of new patient enrollment in PHALCON-EE and PHALCON-HP due to the COVID-19 pandemic is highly uncertain due to factors outside our control; potential additional delays in the commencement, enrollment and completion of clinical trials; patients already enrolled in PHALCON-EE and PHALCON-HP may not complete the clinical trials or public health conditions and governmental restrictions may lead us to stopping such trials all together, which may adversely impact our trial results and development plans; our dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of our clinical trials of vonoprazan, and the results of prior clinical trials and other investigator-initiated clinical trials of vonoprazan are not necessarily predictive of our future results and the FDA and comparable foreign regulatory authorities may not accept the data from such prior trials to support approval; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; QIDP and Fast Track designations may not actually lead to a faster development or regulatory review or extended exclusivity, and would not assure FDA approval of vonoprazan; our ability to obtain and maintain intellectual property protection for vonoprazan; our ability to comply with our license agreement with Takeda; our ability to maintain undisrupted business operations due to the recent spread of the COVID-19 coronavirus, including delaying or otherwise disrupting our clinical trials, manufacturing and supply chain, and other risks described in the company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s Registration Statement on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

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CONTACTS

Joe Hand

1-877-742-8466

info@phathompharma.com

Media Contact:

Nick Benedetto

1-877-742-8466

media@phathompharma.com

Investor Contact:

Patti Bank

Westwicke Partners

415-513-1284

patti.bank@westwicke.com

TABLES FOLLOW

PHATHOM PHARMACEUTICALS, INC.

Combined Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Years Ended December 31,
	2019	2018
Operating expenses:
Research and development (includes related party amounts of $1,243 and $0, respectively)	$20,374	$20
In-process research and development	78,897	—
General and administrative (includes related party amounts of $312 and $321, respectively)	6,944	1,205

Total operating expenses	106,215	1,225

Loss from operations	(106,215)	(1,225)
Other income (expense):
Interest income	1,089	—
Interest expense (includes related party amounts of $(590) and $(13), respectively)	(4,177)	(13)
Change in fair value of warrant liabilities (includes related party amounts of ($96,278) and ($0), respectively)	(96,272)	—
Change in fair value of convertible promissory notes (includes related party amounts of ($10,941) and ($50), respectively)	(49,546)	(50)
Other income (expense)	(10)	—

Total other income (expense)	(148,916)	(63)

Net loss	$(255,131)	$(1,288)

Net loss per share, basic and diluted	$(22.45)	$(0.21)

Weighted-average shares of common stock outstanding, basic and diluted	11,366,916	6,051,675

PHATHOM PHARMACEUTICALS, INC.

Combined Balance Sheets

(in thousands, except share and par value amounts)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$243,765	$879
Prepaid expenses and other current assets (including related party amounts of $0 and $19, respectively)	11,836	23

Total current assets	255,601	902

Property, plant and equipment, net	463	—
Operating lease right-of-use assets	933	—
Other long-term assets	181	—

Total assets	$257,178	$902

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable (including related party amounts of $200 and $45, respectively)	$699	$55
Accrued expenses (including related party amounts of $308 and $2, respectively)	2,319	170
Accrued interest (including related party amounts of $0 and $13, respectively)	156	13
Convertible promissory notes payable at fair value (including related party amounts of $0 and $1,950, respectively)	—	1,950
Operating lease liabilities, current	161	—
Warrant liabilities	413	—

Total current liabilities	3,748	2,188
Long-term debt, net of discount	22,777	—
Operating lease liabilities	635	—
Other long-term liabilities	2,063	—

Total liabilities	29,223	2,188
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.0001 par value; authorized shares—400,000,000 at December 31, 2019; issued shares—28,964,506 at December 31, 2019; outstanding shares—24,728,258 at December 31, 2019;	2	—
Additional paid-in capital	484,372	2
Accumulated deficit	(256,419)	(1,288)

Total stockholders’ equity (deficit)	227,955	(1,286)

Total liabilities and stockholders’ equity	$257,178	$902